UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006, Gladstone Commercial Corporation (the "Company"), Gladstone Commercial Limited Partnership (the "Operating Partnership"), Gladstone Commercial Partners, LLC, GCLP Business Trust I, and GCLP Business Trust II entered into the first amendment and restatement of the Operating Partnership's Agreement of Limited Partnership (the "First Amendment").

The First Amendment provides for the Operating Partnership's establishment and issuance of an equal number of 7.75% Series A Cumulative Redeemable Preferred Units (the "Preferred Units") as are issued by the Company in connection with its offering of 7.75% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") upon the Company's contribution to the Operating Partnership of the net proceeds of the Series A Preferred Stock offering. The Preferred Units provided for under the First Amendment have preferences, distribution rights, and other provisions substantially the same as those of the Company's Series A Preferred Stock.

The First Amendment also reflects the Company's recent contribution of its limited partnership interests in the Operating Partnership to its wholly-owned subsidiary, GCLP Business Trust I, and the contribution of the general partnership interests in the Operating Partnership previously held directly by Gladstone Commercial Partners, LLC to its wholly-owned subsidiary, GCLP Business Trust II.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 10.1 - First Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

February 1, 2006	By:	/s/ Harry Brill

Name: Harry Brill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership